Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Arch Coal Inc.:
(1)	Registration Statement (Form S-3 No. 333-157880) of Arch Coal, Inc. and in the related Prospectus,

(2)	Registration Statements (Form S-8 Nos. 333-30565 and 333-112536) pertaining to the Arch Coal, Inc. 1997 Stock Incentive Plan and in the related Prospectus,

(3)	Registration Statement (Form S-8 Nos. 333-32777 and 333-156593) pertaining to the Arch Coal, Inc. and Subsidiaries Employee Thrift Plan and in the related Prospectus,

(4)	Registration Statements (Form S-8 Nos. 333-68131 and 333-147459) pertaining to the Arch Coal, Inc. Deferred Compensation Plan and in the related Prospectus, and

(5)	Registration Statements (Form S-8 Nos. 333-112537 and 333-127548) pertaining to the Arch Coal, Inc. Retirement Account Plan, of our report dated February 17, 2011, with respect to the consolidated financial statements of International Coal Group, Inc. as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008 included in this Current Report on Form 8-K.
/s/ Deloitte & Touche LLP
Cincinnati, Ohio
May 31, 2011